UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported): July 22, 2003


                                 MEDAMICUS, INC.
             (Exact name of Registrant as specified in its charter)


         Minnesota                       0-19467                 41-1533300
         ---------                       -------                 ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
     incorporation)                                         Identification No.)


15301 Highway 55 West
Plymouth, MN                                                       55447
------------------                                                 -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code           (763) 559-2613

Items 1, 2, 3, 4, 6, 8, 10, and 11 are not applicable and therefore omitted.


ITEM 5.  OTHER INFORMATION

     On July 22, 2003, Medamicus, Inc. announced that it had entered into an Asset Purchase Agreement with BIOMEC, Inc. and BIOMEC Cardiovascular Inc. under which Medamicus will acquire the operating assets of BIOMEC Cardiovascular Inc. Copies of the press releases issued by Medamicus and by BIOMEC, Inc. are attached as Exhibits 99.3 and 99.4, respectively.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.       Description of Exhibit
-----------       ----------------------

99.1 Press release dated July 22, 2003, reporting result for the three months ended June 30, 2003.

99.2 Statement of James D. Hartman, President and CEO of Medamicus, Inc., in connection with the July 22, 2003 Medamicus, Inc. conference call.

99.3 Press release of Medamicus, Inc. dated July 22, 2003, announcing the execution of the Asset Purchase Agreement.

99.4 Press release of BIOMEC, Inc. dated July 22, 2003, announcing the execution of the Asset Purchase Agreement.


ITEM 9. REGULATION FD DISCLOSURE (ITEM 12, DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

         Pursuant to Item 12 of Form 8-K, Disclosure of Results of Operations and Financial Condition, Medamicus, Inc. hereby furnishes a press release, issued on July 22, 2003, disclosing material non-public information regarding its results of operations for the quarter ended June 30, 2003.

         Pursuant to Item 9, Regulation FD Disclosure and Item 12, Disclosure of Results of Operations and Financial Condition, Medamicus, Inc. also furnishes with this Form 8-K the Statement of James D. Hartman, President and CEO of Medamicus, Inc., to be issued in connection with the July 22, 2003 Medamicus, Inc. conference call reporting the results of operations for the quarter ended June 30, 2003.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      MEDAMICUS, INC.

                                      By  /s/ James D. Hartman
                                          -------------------------------------
                                          James D. Hartman
                                          President and Chief Executive Officer

Dated:  July 22, 2003